BlueLinx (NYSE: BXC) Third Quarter 2019 Earnings Call Presentation November 6, 2019

Notes to Investors Forward-Looking Statements. This presentation contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this presentation include statements about the outlook for the housing market, including single family housing starts, and interest and unemployment rates and the effects thereof; our future liquidity; our expectations for commodity prices in the fourth quarter of 2019; our ability to execute on sale leaseback transactions and other real estate monetization efforts and the effects thereof; our ability to delever; and our expected annual uses of cash and potential cash available for debt reduction. Forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the Securities and Exchange Commission from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to monetize real estate assets; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures. BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We also believe that presentation of certain non-GAAP measures, such as Adjusted EBITDA, may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Explanations of these non-GAAP measures are included in the accompanying Appendix to this presentation. And any non-GAAP measures used herein are reconciled herein or in the financial tables in the Appendix to their most directly comparable GAAP measures. We caution that non-GAAP measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Cedar Creek Acquisition. We completed the acquisition of Cedar Creek on April 13, 2018. As a result, Cedar Creek’s financial results are only included in the combined company’s reported results from the closing date forward. Segment Information. With the acquisition and integration of Cedar Creek, we changed our internal product hierarchy within our structural and specialty product segments. As a result, prior year segment amounts have been reclassified to conform to the current year product mix of structural and specialty products. Immaterial Rounding Differences. Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. This presentation and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. 2

Third Quarter 2019 – Overview • Third Quarter Net Sales of $678.7 million • Significantly affected by commodity wood deflation • Modest favorable impact of SFHS by 1.7% from Q2 2019 • Gross Margin of 13.8%, up 310 basis points over the prior year period and 50 basis points higher than Q2 2019 • Net Loss of $7.0 million, compared to a Net Loss of $9.9 million in Q3 2018 • Third Quarter Adjusted EBITDA of $19.0 million, increased $2.4 million from Q3 2018 • Debt reduced by $92.4 million from Q3 2018 under the Term Loan and ABL 3

End-Use Market Outlook MARKET OUTLOOK • Single Family Housing Starts below historical average; still room to run • October 2019 Builders Confidence Index of 71 suggests growth in single-family housing market • Fed reduced interest rates by another 25 basis points in October 2019; year-to-date reduction of 75 basis points • Recent 30-year fixed rate mortgage rates down to 3.7%, lowest since 2012 • Unemployment of 3.5% reaches 50-year low point U.S. SINGLE FAMILY HOUSING STARTS BUILDERS CONFIDENCE INDEX (in 000s) U.S. Census Bureau, Seasonally Adjusted NAHB Builders Confidence Index (%) 1,400 80 1,200 70 50-year Historical Average 1,026K 1,000 60 50 800 40 600 30 400 20 200 10 0 0 2007 2010 2013 2016 2019 2007 2010 2013 2016 2019 4

Financial Overview

Financial Summary – Third Quarter 2019 • Net Sales of $678.7 million, compared to $859.8 million • Gross Profit of $93.7 million, compared to $91.8 million • Gross Margin of 13.8%, up 310 basis points • Q3 2018 includes $5.2 million lower of cost or NRV adjustment related to commodity wood- based products and $0.9 million for acquisition-related inventory step-up charge • Net Loss of $7.0 million, compared to Net Loss of $9.9 million, including $3.8 million of acquisition-related integration and restructuring costs in the current period • Adjusted EBITDA of $19.0 million, compared to $16.6 million • Excess Availability, including cash on hand, averaged $101 million • Strong liquidity to meet business needs • Debt under the term loan and revolving credit facility reduced by $92.4 million Note: All comparisons to prior year period unless otherwise noted 6

Financial Summary – First Nine Months 2019 • Net Sales of $2.0 billion, compared to $2.2 billion • Gross Profit of $273.9 million, compared to $250.7 million • Gross Margin of 13.5%, up 210 basis points • Prior year period includes $11.8 million for acquisition related inventory step-up charges and $5.2 million for lower of cost or NRV adjustments related to wood-based commodity prices • Net Loss of $7.5 million, compared to a net loss of $31.9 million, including the following current period one-time items: • $11.3 million of acquisition-related integration costs • $9.8 million of real estate gains • $3.0 million of restructuring costs • Adjusted EBITDA of $60.5 million, compared to $61.7 million Note: All comparisons to prior year period unless otherwise noted 7

Commodity Lumber and Panel Prices FRAMING LUMBER COMPOSITE PRICE STRUCTURAL PANEL COMPOSITE PRICE Source: Random Lengths Source: Random Lengths $650 $650 $550 $550 $450 $450 Q3 (15%) Q3 (29%) $350 $350 2019 2018 2019 2018 $250 $250 Mar Jun Sep Dec Mar Jun Sep Dec THIRD QUARTER THIGHLIGHTS • Framing lumber prices down 15% and structural panel prices down 29% versus prior year period • Expect the year-over-year sales impact of wood-based commodity pricing to diminish during the fourth quarter of 2019 • Effect on net sales due to commodity price deflation was approximately $70 million for Q3’19 8

Sales and Gross Margin by Product Q3’18 vs. Q3’19 SALES BY PRODUCT HISTORICAL GROSS MARGIN 18.0% 16.2% 16.5% 15.9% Q3’18 Q3’19 16.0% 16.0% 14.0% 15.1% 15.2% 15.5% 12.0% Specialty 14.8% 15.0% Structural Structural 33% 10.0% 14.5% 36% Specialty 67% 8.0% 9.5% 14.0% Specialty 8.9% 64% 6.0% 7.7% 13.5% 4.0% Structural 4.8% 13.0% 2.0% 3.6% 12.5% 0.0% 12.0% Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 THIRD QUARTER HIGHLIGHTS • Gross Margins continue historical trend improvements • Specialty gross margin remains strong at 16.2% • Up 110 basis points versus the prior year period • Structural gross margin of 8.9%, up 410 basis points year over year • Increased Specialty mix due to Structural deflation 9

Reduction in Term Loan Debt and ABL DEBT1 REDUCTION $ in millions • Debt under the Term Loan and Revolving Credit $594 Facility down $92 million over the prior year period • ABL down $60 million $502 Term Loan down $32 million $179 • Term Loan Term $147 • Received gross proceeds of ~$2 million in the third quarter for the sale of an overlap market property • 28 remaining properties with an appraised value of $100 million, approximately 4x book value ABL $415 $355 • Recent amendment to Term Loan permits sale leaseback transactions to further deleverage Q3'18 Q3'19 1Debt = Term loan and ABL (Revolving Credit Facility) 10

Current Annual Uses of Cash

BlueLinx
America's Building Products Distributor

- Continue to project ~$70 million in annual uses of cash
- BlueLinx has strong potential to delever
- Additional real estate monetization could reduce annual cash requirements

Estimated Annual Uses of Cash[1]

Finance Lease Payments	$27
ABL Interest[2]	$16
Term Loan Interest[3]	$13
CapEx[4]	$5
Cash Taxes[5] and Other	$9
Total	**$70M**

[1]Provided solely to illustrate potential future annual uses of cash; excludes principal payments under Term Loan and ABL
[2]Estimated based on average Q3'19 ABL balance
[3]Estimated based on ending Q3'19 Term loan balance
[4]Estimated based on annualized cash estimates by multiplying 1H'19 by 2
[5]Cash taxes primarily consist of state taxes due to Federal NOLs

11

Appendix

Non-GAAP Financial Measures BlueLinx reports its financial results in accordance with GAAP, but we also believe that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. We caution that non-GAAP measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Adjusted EBITDA. We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains. We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. 13

Adjusted EBITDA (In millions) (Unaudited) 2019 2018 2019 2018 Q3 Q3 Q3 YTD Q3 YTD Net income (loss) $ (7.0) $ (9.9) $ (7.5) $ (31.9) Adjustments: Depreciation and amortization 7.6 8.1 22.4 18.2 Interest expense 13.4 13.3 40.5 33.9 Provision for (Benefit from) income taxes 0.2 (7.3) 0.1 (7.9) Gain from sales of property (0.0) - (9.8) - Amortization of deferred gain (1.1) (1.3) (3.0) (3.8) Share-based compensation expense 1.2 1.7 2.5 14.7 Multi-employer pension withdrawal 0.9 6.5 1.0 6.5 Inventory step-up adjustment - 0.9 - 11.8 Merger and acquisition costs(1) 2.5 3.8 11.3 19.1 Restructuring, severance, and legal 1.3 0.8 3.0 1.1 Adjusted EBITDA $ 19.0 $ 16.6 $ 60.5 $ 61.7 (1) Reflects primarily integration costs and professional fees related to the Cedar Creek acquisition 14

Please reference the Earnings Release and 10-Q available on our website www.BlueLinxCo.com 15